UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2011

GSE Systems, Inc.

(Exact name of registrant as specified in the charter)

Delaware	001-14785	52-1868008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

1332 Londontown Boulevard, Suite 200	21784
Sykesville, MD	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 970-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-22(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c)

Item 8.01.  Other Events.

On April 29, 2011, GSE Systems, Inc. (the "Company") filed its Definitive Proxy Statement relating to its Annual Meeting of Stockholders to be held on June 14, 2011. In connection with its Annual Meeting, the Company's Board of Directors recommended a vote approving an amendment to its 1995 Long-Term Incentive Plan (the "Plan") to increase the shares available for issuance under the Plan by 2,000,000 shares.

After mailing the Proxy Statement, the Company learned that a proxy advisory firm, Institutional Shareholder Services ("ISS"), did not recommend approval of the Plan due in part to certain language that ISS interprets as suggesting that the Plan permits the Company to reprice stock options and stock appreciation rights (“SAR”) without stockholder approval. Accordingly, ISS recommended a vote "AGAINST" the proposal to amend the Plan.

To clarify, the Company does not plan to reprice stock options or SAR without stockholder approval.  Accordingly, the Company is amending the Plan, subject to stockholder approval, to explicitly prohibit repricing by adding the following language to Section 3(b) of the Plan:

Notwithstanding anything to the contrary contained herein,  except in connection with a corporate transaction involving the Corporation (including, without limitation, any stock dividend, distribution (whether in the form of cash, Common Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities, or similar transaction(s)), the Administrator may not, without obtaining stockholder approval: (i) amend the terms of outstanding stock options or SAR to reduce the exercise price of any such outstanding stock options or SAR; (ii) cancel outstanding stock options or SAR in exchange for stock options or SAR with an exercise price that is less than the exercise price of the original stock options or SAR; or (iii) cancel outstanding stock options or SAR with an exercise price above the Fair Market Value per share in exchange for cash or other securities.

A copy of the Plan, as amended, is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The Plan, as amended, will be presented for stockholder approval at the Company's Annual Meeting of Stockholders. Any vote "FOR" or "AGAINST" the Plan proposal using the proxy card previously made available by the Company to the stockholders of record of the Company or the voting instruction card made available to the beneficial owners by their broker, bank or another nominee will be counted as a vote "FOR" or "AGAINST" the Plan, as amended. If any stockholder has already returned his or her properly executed proxy card or voted via the Internet or by telephone and would like to change his or her vote on any matter, such stockholder may revoke his or her proxy before it is voted at the Annual Meeting of Stockholders by submission of a proxy bearing a later date via the Internet, by telephone, by mail or by attending the Annual Meeting in person and casting a ballot or as otherwise described in the Company's Proxy Statement.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibit Number	Description

10.1	1995 Long-Term Incentive Plan (as amended)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

Date:  June 1, 2011                                                      By     /s/ Lawrence M. Gordon
Lawrence M. Gordon
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	1995 Long-Term Incentive Plan (as amended)